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                                   LETTER AGREEMENT


          Letter Agreement dated as of January __, 1998 among International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), Nezam Tooloee ("Tooloee"), John D. Lockton ("Lockton") and Hugh B.L. McClung ("McClung") (the "Letter Agreement").

          WHEREAS each party hereto is a party to that certain CTP Agreement dated as of January 7, 1994 (the "CTP Agreement");

          WHEREAS the Company, Lockton and McClung are each a party to that certain Stock Purchase Agreement dated as of December 15, 1995 (the "Stock Purchase Agreement");

          WHEREAS Tooloee owns 180,000 shares of the Company's Series A Preferred Stock (the "Shares") that he desires to publicly resell as soon as possible following the Company's proposed initial public offering of its Common Stock (the "Offering"); and

          WHEREAS each party desires that Tooloee forfeit any rights he might have had under the CTP Agreement and the Stock Purchase Agreement, including the right to receive shares of common stock of the Company;

          NOW, THEREFORE, the parties hereby agree as follows:

          1. Tooloee agrees to forfeit any and all rights he might have had pursuant to the CTP Agreement and the Stock Purchase Agreement to receive shares of the Company's common stock (commonly known as the Escrow Shares (as defined in the Stock Purchase Agreement)).

          2. Pursuant to Section 8.1 of the Stock Purchase Agreement, Tooloee agrees to provide written instructions to the Escrow Agent (as defined in the Stock Purchase Agreement), instructing the Escrow Agent to release the Escrow Shares to the other CTP Partners (as defined in the Stock Purchase Agreement).

          3. Tooloee hereby mutually releases and forever discharges the Company, Lockton and McClung, including each of their respective associates, owners, stockholders, subsidiaries, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, representatives, lawyers, trustees, beneficiaries and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which he now has or may hereafter have against the Company, Lockton and/or McClung, by reason of any matter relating to the business and operations of the Company, including the CTP Agreement or the Stock Purchase Agreement.

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          4.   The Company, Lockton and McClung hereby mutually release and forever discharge Tooloee, including his associates, predecessors, successors, heirs, assigns, agents, partners, employees, representatives, lawyers, trustees, beneficiaries and all persons acting by, through, under or in concert with him, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which they now have or may hereafter have against him, by reason of any matter relating to the business and operations of the Company, including the CTP Agreement or the Stock Purchase Agreement.

          5. The Company agrees to waive any and all contractual restrictions and obligations applicable to Tooloee with regard to the sale or transfer of Shares following the Offering. Upon Tooloee's request, the Company shall: (i) promptly deliver to Tooloee, upon tender by Tooloee of his existing share certificates for cancellation, replacement stock certificates representing the Shares with all restrictive legends removed; and (ii) on the effective date of the Offering, deliver to Tooloee certificates for common stock with all restrictive legends removed, representing the number of Shares converted into common stock, provided that Tooloee shall have surrendered his existing share certificates for cancellation, with appropriate instructions to the transfer agent, at least twenty (20) days prior to the effective date of the Offering. The Company agrees to use reasonable efforts to inform Tooloee of the anticipated approximate effective date of the Offering by promptly responding to all reasonable inquiries made by Tooloee. The Company further agrees not to interfere with the sale or transfer of Tooloee's Shares following the Offering.

          6. Tooloee hereby acknowledges that he remains subject to any restrictions under applicable state and federal securities laws.

          7.   MISCELLANEOUS.

               (a) Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (b) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California.

               (d) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees,


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costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               (e) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               (f) This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties hereto.










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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        INTERNATIONAL WIRELESS
                                        COMMUNICATIONS HOLDINGS, INC.



                                        By:
                                             ---------------------------------
                                              John D. Lockton





                                             ---------------------------------
                                              John D. Lockton


                                             ---------------------------------
                                              Hugh B. L. McClung


                                             ---------------------------------
                                              Nezam Tooloee